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As filed with the Securities and Exchange Commission on March 15, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Equity Investment Life Holding Company
(Exact name of registrant as specified in charter)

Iowa (State or other jurisdiction of incorporation or organization)	42-1447959 (I.R.S. Employer Identification Number)
American Equity Capital Trust V (Exact name of registrant as specified in charter)
Delaware (State or other jurisdiction of incorporation or organization)	Pending (I.R.S. Employer Identification Number)
American Equity Capital Trust VI (Exact name of registrant as specified in charter)
Delaware (State or other jurisdiction of incorporation or organization)	Pending (I.R.S. Employer Identification Number)

David J. Noble
Chairman, Chief Executive Officer, President and Treasurer
5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266
(515) 221-0002

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William R. Kunkel
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois
(312) 407-0700

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Proposed Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Debt securities of American Equity Investment Life Holding Company (3)(4)

Trust Preferred Securities of American Equity Capital Trust V and American Equity Capital Trust VI (5)

Guarantees of American Equity Investment Life Holding Company with respect to the Trust Preferred Securities of American Equity Capital Trust V and American Equity Capital Trust VI (6)

Total	$250,000,000	100%	$250,000,000	$31,675

(1)
The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(2)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)
Also includes such indeterminate amounts of debt securities as may be issued upon conversion of or exchange for any other debt securities that provide for conversion or exchange into other debt securities.

(4)
No separate consideration will be received for the debt securities issuable upon conversion of or in exchange for debt securities.

(5)
There is being registered hereunder an indeterminate amount and number of trust preferred securities of the trusts as may be sold from time to time.

(6)
No separate consideration will be received for the guarantees of the trust preferred securities. Debt securities may be purchased by each of the trusts with the proceeds of the sale of trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may be later distributed to the holders of the trust preferred securities upon dissolution of the trusts.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 15, 2004

$250,000,000

American Equity
Investment Life Holding Company

Debt Securities
American Equity Capital Trust V

American Equity Capital Trust VI

Trust Preferred Securities Fully and Unconditionally
Guaranteed by American Equity Investment Life Holding Company

        We may offer, from time to time, debt securities. Specific terms of these debt securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.

        American Equity Capital Trust V and American Equity Capital Trust VI are Delaware statutory trusts. The trusts may offer, from time to time, trust preferred securities. We will guarantee the payment of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each trust. Each trust exists for the sole purpose of issuing its trust interests and investing the proceeds in debt securities, unless an applicable prospectus supplement indicates otherwise.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

        This prospectus is part of a joint registration statement filed by American Equity Investment Life Holding Company, American Equity Capital Trust V and American Equity Capital Trust VI with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $250,000,000. This prospectus provides you with a general description of the securities we and the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document. Our business, financial condition, results of operations or prospects may have changed since that date.

        All references to "we," "us," "our," or "American Equity" in this prospectus are to American Equity Investment Life Holding Company. References in this prospectus to the "trusts" refer to American Equity Capital Trust V and American Equity Capital Trust VI.

FORWARD-LOOKING STATEMENTS

        This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the Securities and Exchange Commission, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the market value of our investments and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

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  changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

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  increasing competition in the sale of annuities;

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  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

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  the risk factors or uncertainties listed from time to time in our private placement memorandums or filings with the Securities and Exchange Commission.

        You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

        We operate in one business segment as a full service underwriter of a broad line of annuity and insurance products. Our business consists primarily of the sale of fixed rate and index annuities. We develop, market, issue and administer these annuities and life insurance products through our life insurance subsidiaries, American Equity Investment Life Insurance Company and American Equity Investment Life Insurance Company of New York. We are currently licensed to sell our products in 47 states and the District of Columbia. In December 2003, we completed an initial public offering of our common stock to raise capital to support future growth of our business.

        We market our products through a variable cost distribution network which consisted of approximately 60 national marketing organizations and 42,000 independent agents as of December 31, 2003. Our relationships with these agents are largely maintained through our national marketing organizations. We market our products primarily to individuals in the United States ages 45-75 who are seeking to accumulate tax-deferred savings.

        We were incorporated in the State of Delaware on December 15, 1995, and reincorporated in the State of Iowa on January 7, 1998. Our executive offices are located at 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our web site address is www.american-equity.com. Information contained on our website does not constitute part of this prospectus.

THE TRUSTS

        We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and its trustees. The trusts are named American Equity Capital Trust V and American Equity Capital Trust VI.

        We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for each trust which contains the terms and conditions under which the trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that trust.

        Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

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  issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

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  issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our debt securities; and

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  engage in other activities only as are necessary, convenient or incidental to the above two purposes.

        Neither trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

        We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

        We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the trust.

        Each trust will have a term of 55 years, but may end earlier if its declaration so provides.

        We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust.

        The principal place of business of each trust is c/o American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266. The telephone number is: (515) 221-0002.

        The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees' duties and obligations will be governed by the declaration of their respective trust. Each trust's trust common securities holders will be entitled to appoint, remove, replace, or change the number of trustees for their respective trust.

        Each trust will include the following trustees:

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  at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

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  at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

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  at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust's property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

        The trustees of each trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be U.S. Bank National Association and the Delaware trustee will be U.S. Bank Trust National Association, with its Delaware office located at 300 Delaware Avenue, Suite 812, Wilmington, DE 19801.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. The trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the years indicated. The ratios are calculated by dividing earnings by fixed charges. Earnings consist of income before income taxes, minority interests and cumulative effect of change in accounting principle plus fixed charges. Fixed charges consist of interest expense on debt and the portion of operating leases that are representative of the interest factor. Interest expense includes interest incurred for credits to account balances, imputed interest expense based upon estimated future payments to a company that acts as a national supervisory agent with responsibility for paying commissions to our agents, interest expense on notes payable, interest expense on subordinated debt, amounts due under repurchase agreements and other interest expense.

	For the Year Ended December 31,
	2003(a)	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	1.2	1.2	1.1	1.2	1.1

(a)
On December 31, 2003, retroactively to January 1, 2003, we adopted Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. See note 1 to our audited financial statements incorporated by reference herein.

        The following table sets forth our ratio of earnings to fixed charges excluding interest credited to account balances. This ratio is not required by the Securities and Exchange Commission but is presented here to reflect the effect of excluding interest credited to account balances, which we believe is not indicative of interest expense related to amounts borrowed. Interest credited to account balances does not require a cash outlay unless and until annuity holders elect to withdraw their account balances, subject to applicable surrender charges. Therefore, we view such expense as an operating expense and treat it as such in our consolidated statement of income.

	For the Year Ended December 31,
	2003(a)	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges Excluding Interest Credited to Account Balances	3.8	4.8	1.9	2.2	1.4

(a)
On December 31, 2003, retroactively to January 1, 2003, we adopted Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. See note 1 to our audited financial statements incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time in one or more series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture". This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the "indentures". Unless the applicable prospectus supplement states otherwise, the trustee under the indentures will be U.S. Bank National Association. The trustee will be a financial institution that is not affiliated with us.

        The indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms. Accordingly, we strongly encourage you to refer to the indentures and the debt securities for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. You should read this description of the debt securities and the indentures and the prospectus supplement relating to the applicable series of debt securities before you buy any debt securities.

General

        The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

        We may issue the senior debt securities, pursuant to the senior indenture, in one or more series. All series of senior debt securities issued under the senior indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

        The senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior indenture.

        Additionally, the senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

        The debt securities issued under the subordinated indenture will be subordinate in right of payment in respect of principal of (and premium, if any) and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption "Subordination."

        The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

        We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

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  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities;

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  the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

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  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

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  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest on the debt securities, if not United States dollars;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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  any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

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  the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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  the terms, if any, upon which the holders may convert or exchange such debt securities into other securities or property;

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  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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  the depositary for global or certificated debt securities;

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  any special tax implications of the debt securities;

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  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

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  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, and any other terms which may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness.

        Under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

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  the principal of (and premium, if any) and interest in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

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  all our capital lease obligations;

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  all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

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  all our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours whether or not such obligation is assumed by us.

        Senior indebtedness does not include:

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  indebtedness or monetary obligations to trade creditors created or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services;

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  indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

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  any indebtedness of us to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of us in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        In the event and during the continuation of any default by us in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then no payment will be made by us with respect to the principal (including redemption and sinking fund payments) of (or premium, if any) or interest on the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.

        In addition, if any of the following events occurs, we will pay in full all senior indebtedness before we make any payment on account of the principal of (and premium, if any) or interest on the subordinated debt securities to any holder of subordinated debt securities:

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  any dissolution or winding-up or liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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  any general assignment by us for the benefit of creditors; or

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  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        The subordinated indenture does not limit the amount of senior indebtedness that we can incur.

        If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenant

        Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant shall apply to each series of senior debt securities:

        Limitations on Dispositions of Stock of Certain Subsidiaries.    So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

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  American Equity Investment Life Insurance Company;

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  American Equity Investment Life Insurance Company of New York;

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  any successor to substantially all of the business of American Equity Investment Insurance Company or American Equity Investment Life Insurance Company of New York which is also a subsidiary of us; or

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  any corporation (other than us) having direct or indirect control of American Equity Investment Insurance Company, American Equity Investment Life Insurance Company of New York or any such successor.

        Except for, in each case:

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  a sale or other disposition of any of such stock to a direct or indirect wholly-owned subsidiary of us;

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  a sale or other disposition of shares which are "directors' qualifying shares;"

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  a sale or other disposition of all of such stock for at least fair value (as determined by our board of directors acting in good faith); or

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  a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of us, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of us, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all the obligations of us under the debt securities, the indentures, and any guarantees of preferred securities or common securities issued by the trusts;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

  •
  if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "events of default" under the indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

  •
  our failure to pay principal of (or premium, if any) any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

  •
  certain defaults with respect to our debt (other than the debt securities or non-recourse debt) in any aggregate principal amount in excess of $50,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

  •
  certain events of bankruptcy, insolvency or reorganization of us.

        If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) the holders of a majority in principal amount of the outstanding debt securities of each affected series did not direct the trustee to refrain from instituting the action.

        We are required to furnish annually to the trustee statements either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under each indenture as set forth below. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

        We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity or upon redemption, the principal of (and premium, if any) and interest on such debt securities.

        If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of a least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture.

However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

  •
  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

  •
  reduce the requirements contained in the indentures for quorum or voting; or

  •
  modify any of the above provisions.

        If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities of the applicable trust have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities of the applicable trust has consented to the supplemental indenture.

        The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of (and premium, if any) and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the offices of an agent appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent that the Trust Indenture Act of 1939 is applicable, in which case the Trust Indenture Act will govern.

Relationship With the Trustees

        The trustee under the indentures is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indentures.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

        This section describes the general terms and provisions of the trust preferred securities that may be offered by this prospectus. When the trusts offer to sell a particular series of the trust preferred securities, a prospectus supplement will describe the specific terms of the series. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities.

        Specified terms and provisions of the trust preferred securities are described in this section. The summary is not complete and is qualified in its entirety by reference to all of the provisions of the declarations of trust, the trust preferred securities and the trust guarantees, including the definitions therein of certain items. Accordingly, we strongly encourage you to refer to the declarations, the trust preferred securities and the trust guarantees for a complete understanding of the terms and conditions applicable to the declarations, the trust preferred securities and the trust guarantees. You should read this description of the trust preferred securities and the declarations and the prospectus supplement relating to the applicable series of the trust preferred securities before you buy any trust preferred securities. The forms of amended and restated declarations of trust are filed as exhibits to the registration statement.

Trust Preferred Securities

        Each declaration will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

        The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

        Refer to the applicable prospectus supplement relating to the trust preferred securities of each trust for specific terms, including:

  •
  the distinctive designation of trust preferred securities;

  •
  the number of trust preferred securities issued by the trust;

  •
  the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

  •
  whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

  •
  the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

  •
  the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

  •
  the voting rights, if any, of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

  •
  the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the applicable declaration or applicable law.

        Pursuant to the declaration, the property trustee will own our debt securities purchased by the applicable trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under "—Trust Guarantees."

        Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

        In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration will authorize the regular trustees of a trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

        The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

        Enforcement of Certain Rights by Holders of Preferred Securities.    If an event of default occurs, and is continuing, under the declaration of either trust, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

  •
  direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of our debt securities.

        If the property trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder's written request to the property trustee to enforce such rights, institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

        Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Trust Guarantees

        Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. The forms of trust guarantees are filed as exhibits to the registration statement.

        General.    We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable trust to pay the required amounts to the holders.

        The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

  •
  any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds available to make these payments;

  •
  the redemption price payable out of available funds, with respect to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available to make that payment; and

  •
  upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders, the lesser of (i) the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make that payment; and (ii) the amount of assets of the trust remaining available for distribution to the holders of the trust preferred securities upon liquidation of the trust.

        Subordination.    Our obligation under each guarantee to make the guarantee payments will be an unsecured obligation of us and, unless otherwise noted in the prospectus supplement, will rank:

  •
  subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities ranking equal to or subordinate to the guarantees by their terms;

  •
  equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

  •
  senior to all of our common stock.

        If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities by accepting the trust preferred securities agrees to the subordination provisions and other terms of the guarantee related to subordination.

        Each guarantee will be unsecured and, because we are principally a holding company, will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us.

        Covenants of American Equity.    In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, and if (i) we will have exercised our right to defer interest payments on the debt securities and such extension shall be continuing, (ii) we shall be in default with respect to our payment or under obligations under the trust guarantee, or (iii) there will have occurred and be continuing any event that, with the giving of notice or lapse of time or both, would constitute an event of default under the indenture, we will not do any of the following:

  •
  declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

  •
  make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank equal or junior to the debt securities owned by the trust; and

  •
  make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantee.

        However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security requiring us to purchase our capital stock;

  •
  purchase our capital stock from officers or employees of us or our subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  declare common stock dividends or distributions in our common stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

        Amendment and Assignment.    Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the outstanding trust preferred securities.

        Termination of the Trust Guarantees.    Each trust guarantee will end as to the trust preferred securities issued by the trust upon any of the following:

  •
  full payment of the redemption price of all trust preferred securities;

  •
  distribution of our debt securities held by the trust to the trust preferred securities holders; or

  •
  full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

        Each guarantee provides that an event of default under a guarantee occurs upon our failure to perform any of our obligations under the applicable guarantee.

        Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the applicable trust. The property trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the property trustee.

        If the property trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable trust may, after making a written request to the property trustee to enforce the trust guarantee, institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable trust, or any other person or entity.

        Governing Law.    Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

        The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Trust

        We will agree to pay all of the costs, expenses or liabilities of the trusts, other than obligations of the trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

PLAN OF DISTRIBUTION

        We and/or the trusts may sell the securities covered by this prospectus in any of three ways (or in any combination):

  •
  to or through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        If indicated in an applicable prospectus supplement, we and/or the trusts may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the trust pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We and/or the trust may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and/or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trust against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trust in the ordinary course of business.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us and the trusts by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        Our consolidated financial statements and schedules as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, incorporated in this prospectus by reference from the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference in this prospectus under "Incorporation of Certain Documents by Reference" below.

        You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Shareholder Relations, American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, Attention Shareholder Relations, (515) 221-0002. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date such information is presented, or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC's website or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following document filed with the SEC by us:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

        We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and before its effectiveness and (2) until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses Of Issuance And Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by American Equity Investment Life Holding Company in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$31,675
Trustees' Fees and Expenses	20,000
Printing and Engraving Fees and Expenses	50,000
Rating Agencies' Fees	100,000
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	15,000
Miscellaneous	50,000

Total	$466,675

Item 15.    Indemnification of Directors and Officers

  American Equity Investment Life Holding Company

        Section 490.202 of the Iowa Business Corporation Act, or the IBCA, provides that a corporation's articles of incorporation may contain a provision permitting or making obligatory indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (1) receipt of a financial benefit by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify a director who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if the director meets the following "standard of conduct": (1) the director acted in good faith; (2) the director reasonably believed that his conduct was in the best interests of the corporation if the director was acting in his official capacity, and in all other cases, the director reasonably believed that his conduct was not opposed to the best interests of the corporation; and (3) in any criminal proceeding, the director had no reasonable cause to believe that his conduct was unlawful, or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of a corporation's articles of incorporation.

        The indemnity provisions of Section 490.851 of the IBCA do not apply (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct described above; or (2) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a benefit to which the director was not entitled, whether or not involving action in the director's official capacity. In addition, Section 490.852 of the IBCA provides mandatory indemnification for a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A director who is a party to a proceeding because he is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

        Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) the director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

        Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for liability in connection with (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

        An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 490.852 of the IBCA, and may apply to a court under Section 490.854 of the IBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

        Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law.

        Our amended articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, except liability for (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution to shareholders; and (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer are entitled to have any expenses reasonably incurred in defending any such proceeding or any similar proceeding against any officer in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law.

        Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our articles of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

        Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

  The Trusts

        Each declaration pursuant to which each of the trusts is organized provides that we will indemnify, defend and hold harmless each of the regular trustees and any of the officers, directors, employees and agents of the regular trustees from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements, taxes and penalties of any kind and nature whatsoever (collectively, the "expenses"), to the extent that such expenses arise out of, or are imposed upon, or asserted at any time against, such persons with respect to the performance of the applicable declaration, the creation, operation or termination of the applicable trust or the transactions contemplated thereby. However, we won't be required to indemnify any such person for any expenses which are a result of the willful misconduct, bad faith or negligence of such indemnified person.

        The amended and restated declaration of each of the trusts will provide that none of the trustees, any affiliate of any trustee, any officers, directors, shareholders, members, partners, employees or representatives or agents of any trustee or any employee or agent of the applicable trust or its affiliates (together, the "indemnified persons") will be liable, responsible or accountable in damages or otherwise to the applicable trust or any officer, director, shareholder, partner, member, employee or agent of the applicable trust or its affiliates, or any holder of trust preferred securities or trust common securities, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the applicable trust and in a manner such indemnified person reasonably believed to be within the scope of the authority conferred on such indemnified person by the amended and restated declaration or by law. However, a indemnified person will be liable for any loss, damage or claim incurred by reason of such indemnified person's gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions.

        The amended and restated declaration of each of the trusts will also provide that, to the fullest extent permitted by applicable law, we will indemnify and hold harmless each indemnified person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such indemnified person by reason of the creation, operation or termination of the applicable trust or any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the amended and restated declaration. However, no indemnified person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such act or omissions.

        In addition, the amended and restated declaration of each of the trusts will provide that to the fullest extent permitted by applicable law, reasonable expenses (including reasonable legal fees and expenses) incurred by an indemnified person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by us prior to the final disposition of such claim, demand, action, suit or proceeding upon our receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified for the underlying cause of action as authorized by such amended and restated declaration.

Item 16:    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement for debt securities
4.1	Senior Indenture, dated March 15, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association
4.2	Subordinated Indenture, dated March 15, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association
4.3
The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder will be filed as an exhibit to a Current Report of American Equity Investment Life Holding Company on Form 8-K and incorporated by reference herein
4.4
The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder will be filed as an exhibit to a Current Report of American Equity Investment Life Holding Company on Form 8-K and incorporated by reference herein
4.5	Certificate of Trust of American Equity Capital Trust V
4.6	Certificate of Trust of American Equity Capital Trust VI
4.7	Declaration of Trust of American Equity Capital Trust V
4.8	Declaration of Trust of American Equity Capital Trust VI
4.9	Form of Amended and Restated Declaration of Trust
4.10	Form of Trust Preferred Security (included in Exhibit 4.9)
4.11	Form of Trust Preferred Securities Guarantee Agreement
4.12	Amended and Restated Declaration of Trust of American Equity Capital Trust I dated September 7, 1999 (incorporated by reference to Exhibit 4.4 to Form 10-K for the period ended December 31, 1999)
4.13
Indenture dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 20, 2003 (the "Amendment No. 1 to Form S-1"))
4.14
Trust Preferred Securities Guarantee Agreement dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Form S-1)
4.15
Trust Common Securities Guarantee Agreement dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to Form S-1)
4.16
Indenture dated October 29, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Form S-1)
4.17
Trust Preferred Securities Guarantee Agreement dated October 29, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Form S-1)

4.18
Trust Common Securities Guarantee Agreement dated October 29, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to Form S-1)
4.19
Indenture dated December 16, 2003, between American Equity Investment Life Holding Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.12 to Form 10-K for the period ended December 31, 2003)
4.20
Guarantee Agreement dated December 16, 2003, between American Equity Investment Life Holding Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.12 to Form 10-K for the period ended December 31, 2003)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust V
25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust VI
25.3
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Guarantee of American Equity for the benefit of the Trust Preferred Securities of American Equity Capital Trust V
25.4
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Guarantee of American Equity for the benefit of the Trust Preferred Securities of American Equity Capital Trust VI
25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Senior Indenture
25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Subordinated Indenture

Item 17:    Undertakings

        The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of American Equity's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15 above, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The trusts hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on March 15, 2004.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
By:	/s/ DAVID J. NOBLE Name: David J. Noble Title: President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Noble and Wendy L. Carlson, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities on March 15, 2004.

Signature	Title

/s/ DAVID J. NOBLE David J. Noble	Chairman of the Board and President (Principal Executive Officer)
/s/ WENDY L. CARLSON Wendy L. Carlson	Chief Financial Officer and General Counsel (Principal Financial Officer)
/s/ TED M. JOHNSON Ted M. Johnson	Vice President—Accounting (Principal Accounting Officer)
/s/ JOHN C. ANDERSON John C. Anderson	Director
/s/ JAMES M. GERLACH James M. Gerlach	Director
Robert L. Hilton	Director
/s/ JOHN M. MATOVINA John M. Matovina	Director
Ben T. Morris	Director
/s/ DAVID S. MULCAHY David S. Mulcahy	Director
/s/ A. J. STRICKLAND III A. J. Strickland III	Director
Harley A. Whitfield	Director
Kevin R. Wingert	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, American Equity Capital Trust V and American Equity Capital Trust VI each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on March 15, 2004.

AMERICAN EQUITY CAPITAL TRUST V AMERICAN EQUITY CAPITAL TRUST VI
By:	/s/ JOHN M. MATOVINA Name: John M. Matovina Title: Trustee
By:	/s/ WENDY L. CARLSON Name: Wendy L. Carlson Title: Trustee
By:	/s/ DEBRA J. RICHARDSON Name: Debra J. Richardson Title: Trustee

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for debt securities
4.1	Senior Indenture, dated March 15, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association
4.2	Subordinated Indenture, dated March 15, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association
4.3
The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder will be filed as an exhibit to a Current Report of American Equity Investment Life Holding Company on Form 8-K and incorporated by reference herein
4.4
The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder will be filed as an exhibit to a Current Report of American Equity Investment Life Holding Company on Form 8-K and incorporated by reference herein
4.5	Certificate of Trust of American Equity Capital Trust V
4.6	Certificate of Trust of American Equity Capital Trust VI
4.7	Declaration of Trust of American Equity Capital Trust V
4.8	Declaration of Trust of American Equity Capital Trust VI
4.9	Form of Amended and Restated Declaration of Trust
4.10	Form of Trust Preferred Security (included in Exhibit 4.9)
4.11	Form of Trust Preferred Securities Guarantee Agreement
4.12	Amended and Restated Declaration of Trust of American Equity Capital Trust I dated September 7, 1999 (incorporated by reference to Exhibit 4.4 to Form 10-K for the period ended December 31, 1999)
4.13
Indenture dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 20, 2003 (the "Amendment No. 1 to Form S-1"))
4.14
Trust Preferred Securities Guarantee Agreement dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Form S-1)
4.15
Trust Common Securities Guarantee Agreement dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to Form S-1)
4.16
Indenture dated October 29, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Form S-1)
4.17
Trust Preferred Securities Guarantee Agreement dated October 29, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Form S-1)

4.18
Trust Common Securities Guarantee Agreement dated October 29, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to Form S-1)
4.19
Indenture dated December 16, 2003, between American Equity Investment Life Holding Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.12 to Form 10-K for the period ended December 31, 2003)
4.20
Guarantee Agreement dated December 16, 2003, between American Equity Investment Life Holding Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.12 to Form 10-K for the period ended December 31, 2003)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust V
25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust VI
25.3
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Guarantee of American Equity for the benefit of the Trust Preferred Securities of American Equity Capital Trust V
25.4
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Guarantee of American Equity for the benefit of the Trust Preferred Securities of American Equity Capital Trust VI
25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Senior Indenture
25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Subordinated Indenture

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
THE TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX